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                                                                       EXHIBIT 8

                        [SHEARMAN & STERLING LETTERHEAD]

                                January 23, 2002



Dycom Industries, Inc.
4440 PGA Boulevard, Suite 500
Palm Beach Gardens, Florida 33410

Ladies and Gentlemen:

                  We are acting as special United States federal tax counsel to Dycom Industries, Inc. ("Dycom"), a Florida corporation, in connection with the proposed offer by Dycom (the "Offer") to exchange shares of its common stock for all of the issued and outstanding stock of Arguss Communications, Inc. ("Arguss"), a Delaware corporation, and the related merger (the "Merger") of Troy Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Dycom, with and into Arguss at the effective time of the Merger (the "Effective Time"). The Merger will be consummated under the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 7, 2002, among Dycom, Merger Sub, and Arguss. Dycom is filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of Dycom to be issued to holders of shares of the common stock of Arguss pursuant to the Offer and the Merger.

                  In our capacity as special United States federal tax counsel, we have reviewed the Merger Agreement, including the Exhibits thereto, the Prospectus constituting part of the Registration Statement (the "Prospectus") and such other documents and corporate records as we have deemed necessary or appropriate. We have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the Effective Time, and that the parties to the Merger Agreement have complied with, and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We also have assumed that statements as to factual matters contained in the Prospectus are true, correct and complete, and will continue to be true, correct and complete through the Effective Time.
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                  Based upon the foregoing, in reliance thereon and subject
thereto, and based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, we are of the opinion that the discussion contained in the Prospectus under the caption "THE OFFER - Material United States Federal Income Tax Consequences," insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, accurately describes the material United States federal income tax consequences of the Offer and the Merger to holders of the common stock of Arguss.

                  No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of the Offer and the Merger under state, local and non-United States laws and the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein. Furthermore, this opinion has been based upon current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in such law or practice unless we are specifically retained to do so. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm name therein; however in giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.


                                         Very truly yours,

                                        /s/ Shearman & Sterling


DJL/MSS